Exhibit 99.01
Green Dot Reports Third Quarter 2022 Results
Digital Bank and Fintech Appoints New Chief Revenue Officer, Chief Financial Officer and Chief Operations Officer; Reaffirms 2022 Guidance at or Slightly Above Previous Ranges

Austin, TX - November 9, 2022 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended September 30, 2022.
“I am pleased with our third quarter results and grateful for the team's hard work to drive our business forward,” said George Gresham, Chief Executive Officer of Green Dot. “We believe we have a tremendous growth opportunity ahead of us given the size of our markets, the changing needs and demands of our customers, and our unique position and capabilities."
GAAP financial results for the third quarter of 2022 compared to the third quarter of 2021:
•Total operating revenues on a generally accepted accounting principles (GAAP) basis were $343.7 million for the third quarter of 2022, up from $339.5 million for the third quarter of 2021, representing a year-over-year increase of 1%.
•GAAP net income was $4.7 million for the third quarter of 2022, compared to $7.3 million net income for the third quarter of 2021, representing a year-over-year decrease of 36%.
•GAAP diluted earnings per common share was $0.09 for the third quarter of 2022, compared to $0.13 diluted earnings per common share for the third quarter of 2021, representing a year-over-year decrease of 31%.
Non-GAAP financial results for the third quarter of 2022 compared to the third quarter of 2021:1
•Non-GAAP total operating revenues1 were $337.2 million for the third quarter of 2022, up from $328.9 million for the third quarter of 2021, representing a year-over-year increase of 3%.
•Adjusted EBITDA1 was $45.5 million, or 13.5% of non-GAAP total operating revenues1 for the third quarter of 2022, compared to $46.2 million, or 14.1% of non-GAAP total operating revenues1 for the third quarter of 2021, representing a year-over-year decrease of 2%.
•Non-GAAP net income1 was $23.3 million for the third quarter of 2022, compared to $24.0 million for the third quarter of 2021, representing a year-over-year decrease of 3%.
•Non-GAAP diluted earnings per share1 was $0.44 for the third quarter of 2022, compared to $0.43 for the third quarter of 2021, representing a year-over-year increase of 2%.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the unaudited consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last seven calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Annual Report on Form 10-K for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2022			2021
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated *
Gross dollar volume	$18,682	$17,356	$17,436	$16,353	$16,404	$17,399	$20,666
Number of active accounts	4.33	4.61	4.93	5.07	5.37	6.03	6.35
Purchase volume	$6,443	$6,760	$7,192	$7,065	$7,356	$8,870	$10,445
Consumer Services
Gross dollar volume	$5,495	$5,715	$6,621	$6,300	$6,811	$8,188	$10,156
Number of active accounts	2.51	2.78	3.04	3.10	3.38	3.97	4.07
Direct deposit active accounts	0.66	0.67	0.69	0.76	0.83	0.92	0.97
Purchase volume	$4,302	$4,588	$5,017	$4,881	$5,166	$6,455	$7,138
B2B Services
Gross dollar volume	$13,187	$11,641	$10,815	$10,053	$9,593	$9,211	$10,510
Number of active accounts	1.82	1.83	1.89	1.97	1.99	2.06	2.28
Purchase volume	$2,141	$2,172	$2,175	$2,184	$2,190	$2,415	$3,307
Money Movement
Number of cash transfers	9.16	9.00	8.87	9.95	10.05	10.19	10.32
Number of tax refunds processed	0.28	4.48	9.61	0.12	0.43	4.15	7.44
* Represents the sum of Green Dot's Consumer Services and B2B (as defined herein) Services segments.

Unencumbered cash at the holding company was approximately $92 million as of September 30, 2022.

"It was a solid quarter of progress as we were able to move forward on a variety of strategic initiatives. We continue to see year-over-year growth in revenue per account and are seeing encouraging trends in our direct business with our GO2bank product," said Jess Unruh, CFO of Green Dot.
Management Team Updates
The Company has announced the following executive team appointments, effective immediately:
•Chris Ruppel is named Chief Revenue Officer responsible for overseeing all revenue generating businesses including BaaS, Consumer/Direct, Tax Processing, Green Dot Network, and PayCard, as well as marketing and product development. Chris is a successful entrepreneur and a proven value creator, having co-founded and run the company’s PayCard business (rapid!), which Green Dot acquired in 2017, for nearly 20 years. Prior to co-founding rapid!, Chris held numerous leadership roles at private equity portfolio companies.
•Jess Unruh, who most recently served as Operational CFO and Chief Accounting Officer, and previously served as Interim CFO, is named Chief Financial Officer. Prior to joining Green Dot in 2009, Jess spent several years at Ernst & Young’s audit practice, from 2003 to 2009.
•Teresa Watkins, who most recently served as SVP of Operations, has been named Chief Operations Officer responsible for overseeing Payment Processing, Payment Networks, Supply Chain, Settlement, Sourcing/Procurement, and Customer Experience and Support (CES). Teresa brings extensive experience managing complex operational teams and implementations and has played an instrumental role in the company’s banking and payment platform transformation and migrations.
“These changes will optimize and streamline our executive team and provide essential oversight to the way our company invests in and prioritizes our revenue generating businesses,” Gresham said. “I believe this is a critical step in our strategic roadmap and pursuit of operational excellence and scalable growth.”
Updated 2022 Financial Guidance
Green Dot has provided its updated financial outlook for 2022. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Total Non-GAAP Operating Revenues2
•Green Dot reaffirms its full year non-GAAP total operating revenues2 to be between $1.394 billion and $1.430 billion, or up 2% year-over-year at the mid-point.
Adjusted EBITDA2
•Green Dot is reaffirming the mid-point of its full year adjusted EBITDA2 range while narrowing the low and high end of its range to $232 million and $238 million, or up 8% year-over-year at the mid-point, versus its previous guidance range of $230 million and $240 million.
Non-GAAP EPS2
•Green Dot now expects its full year non-GAAP EPS2 to be between $2.42 and $2.51, or up 12% year-over-year at the mid-point, versus its previous guidance range of $2.35 and $2.49.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$232.0	$238.0
Depreciation and amortization*	(60.0)	(60.0)
Net interest expense	(0.1)	(0.1)
Non-GAAP pre-tax income	$171.9	$177.9
Tax impact**	(40.7)	(42.2)
Non-GAAP net income	$131.2	$135.7
Non-GAAP diluted weighted-average shares issued and outstanding	54.1	54.1
Non-GAAP earnings per share	$2.42	$2.51

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 23.7% for full year.

2
For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
Green Dot's management will host a conference call to discuss third quarter 2022 financial results today at 6:00 p.m. ET. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. Green Dot uses this website as a tool to disclose important information about the company to investors and comply with its disclosure obligations under Regulation Fair Disclosure. A replay of the webcast will be available at the same website following the call. The replay will be available until Wednesday, November 16, 2022.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of its executive officers, its updated 2022 financial guidance, the expected benefits and timeline for its transformation efforts and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the continuing impact of the COVID-19 pandemic on Green Dot’s business, results of operations and financial condition, the effectiveness of Green Dot’s measures taken in response to the COVID-19 pandemic, changes in general economic conditions in the United States and the U.S. government’s response thereto, shifts in consumer behavior towards electronic payments, the impact of the U.S. presidential administration on, among other things, the regulation of financial institutions and corporate tax rates, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, the timing and impact of non-renewals or terminations of agreements with other large partners, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in strategic initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, Green Dot's ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, economic, political and other conditions may adversely affect trends in consumer spending and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 9, 2022, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted for, among other things, non-operating net interest income and expense; other non-interest investment income earned by its bank; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement gains and charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions; amortization attributable to deferred financing costs, impairment charges; extraordinary severance expenses; earnings or losses from equity method investments; changes in the fair value of loans held for sale; commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology and registered bank holding company committed to giving all people the power to bank seamlessly, affordably, and with confidence. Green Dot’s technology platform enables it to build products and features that address the most pressing financial challenges of consumers and businesses, transforming the way they manage and move money and making financial empowerment more accessible for all.

Green Dot offers a broad set of financial services to consumers and businesses including debit, checking, credit, prepaid, and payroll cards, as well as robust money processing services, tax refunds, cash deposits and disbursements. Its flagship digital banking platform GO2bank offers consumers simple and accessible mobile banking designed to help improve financial health over time. The company’s banking platform services business enables a growing list of the world’s largest and most trusted consumer and technology brands to deploy customized, seamless, value-driven money management solutions for their customers.

Founded in 1999, Green Dot has served more than 33 million customers directly and many millions more through its partners. The Green Dot Network of more than 90,000 retail distribution locations nationwide, more than all remaining bank branches in the U.S. combined, enables it to operate primarily as a “branchless bank.” Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations: IR@greendot.com
Media Relations: PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$813,210	$1,322,319
Restricted cash	5,862	3,321
Settlement assets	409,174	320,377
Accounts receivable, net	67,352	80,401
Prepaid expenses and other assets	64,668	81,380
Income tax receivable	721	1,354
Total current assets	1,360,987	1,809,152
Investment securities available-for-sale, at fair value	2,393,796	2,115,501
Loans to bank customers, net of allowance for loan losses of $9,413 and $5,555 as of September 30, 2022 and December 31, 2021, respectively	20,600	19,270
Prepaid expenses and other assets	194,271	136,400
Property, equipment, and internal-use software, net	150,256	135,341
Operating lease right-of-use assets	8,880	10,967
Deferred expenses	6,493	16,855
Net deferred tax assets	107,536	15,048
Goodwill and intangible assets	449,714	466,943
Total assets	$4,692,533	$4,725,477
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$115,571	$51,353
Deposits	3,476,643	3,286,889
Obligations to customers	169,107	124,221
Settlement obligations	23,332	15,682
Amounts due to card issuing banks for overdrawn accounts	616	513
Other accrued liabilities	91,452	128,294
Operating lease liabilities	3,145	6,918
Deferred revenue	14,365	28,903
Income tax payable	8,116	291
Total current liabilities	3,902,347	3,643,064
Other accrued liabilities	4,096	3,531
Operating lease liabilities	5,944	8,209
Total liabilities	3,912,387	3,654,804

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2022 and December 31, 2021; 52,502 and 54,868 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	53	55
Additional paid-in capital	357,050	401,055
Retained earnings	757,698	699,370
Accumulated other comprehensive loss	(334,655)	(29,807)
Total stockholders’ equity	780,146	1,070,673
Total liabilities and stockholders’ equity	$4,692,533	$4,725,477

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$219,577	$202,482	$650,979	$586,431
Cash processing revenues	41,318	47,516	198,813	205,256
Interchange revenues	71,407	85,888	226,301	298,229
Interest income, net	11,446	3,613	31,041	12,442
Total operating revenues	343,748	339,499	1,107,134	1,102,358
Operating expenses:
Sales and marketing expenses	66,996	84,002	227,898	299,412
Compensation and benefits expenses	61,868	65,045	185,743	199,996
Processing expenses	125,261	95,731	349,741	287,716
Other general and administrative expenses	78,858	85,891	257,456	240,616
Total operating expenses	332,983	330,669	1,020,838	1,027,740
Operating income	10,765	8,830	86,296	74,618
Interest expense, net	27	38	143	113
Other (expense) income, net	(4,249)	849	(9,057)	1,396
Income before income taxes	6,489	9,641	77,096	75,901
Income tax expense	1,793	2,306	18,768	17,898
Net income	$4,696	$7,335	$58,328	$58,003

Basic earnings per common share:	$0.09	$0.13	$1.08	$1.06
Diluted earnings per common share:	$0.09	$0.13	$1.07	$1.04
Basic weighted-average common shares issued and outstanding:	53,053	54,221	53,840	53,961
Diluted weighted-average common shares issued and outstanding:	53,382	55,415	54,428	55,180

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
	(In thousands)
Operating activities
Net income	$58,328	$58,003
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	42,881	42,446
Amortization of intangible assets	17,845	20,831
Provision for uncollectible overdrawn accounts from purchase transactions	10,569	14,201
Provision for loan losses	25,754	18,728
Stock-based compensation	31,299	37,111
Losses (earnings) in equity method investments	11,878	(1,314)
Amortization of (discount) premium on available-for-sale investment securities	(892)	2,330
Impairment of long-lived assets	4,134	—
Other	(2,392)	127
Changes in operating assets and liabilities:
Accounts receivable, net	2,480	(20,920)
Prepaid expenses and other assets	14,849	4,595
Deferred expenses	10,362	10,953
Accounts payable and other accrued liabilities	36,056	(17,706)
Deferred revenue	(14,331)	(14,326)
Income tax receivable/payable	7,110	(1,846)
Other, net	(3,849)	(5,979)
Net cash provided by operating activities	252,081	147,234

Investing activities
Purchases of available-for-sale investment securities	(922,039)	(374,754)
Proceeds from maturities of available-for-sale securities	244,969	124,482
Proceeds from sales and calls of available-for-sale securities	3,515	6,823
Payments for acquisition of property and equipment	(60,605)	(39,644)
Net changes in loans	(25,158)	(25,874)
Investment in TailFin Labs, LLC	(35,000)	(35,000)
Purchases of other investments	(31,934)	(55,000)
Other investing activities	(1,856)	(688)
Net cash used in investing activities	(828,108)	(399,655)

Financing activities
Borrowings on revolving line of credit	50,000	—
Repayments on revolving line of credit	(50,000)	—
Proceeds from exercise of options and ESPP purchases	3,443	5,283
Taxes paid related to net share settlement of equity awards	(4,699)	(10,388)
Net changes in deposits	182,673	221,048
Net changes in settlement assets and obligations to customers	(36,261)	351,753
Contingent consideration payments	(1,647)	(3,000)
Repurchase of Class A common stock	(74,050)	—
Net cash provided by financing activities	69,459	564,696

Net (decrease) increase in unrestricted cash, cash equivalents and restricted cash	(506,568)	312,275
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,325,640	1,496,701
Unrestricted cash, cash equivalents and restricted cash, end of period	$819,072	$1,808,976

Cash paid for interest	$337	$1,174
Cash paid for income taxes	$9,760	$19,394

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$813,210	$1,804,826
Restricted cash	5,862	4,150
Total unrestricted cash, cash equivalents and restricted cash, end of period	$819,072	$1,808,976

GREEN DOT CORPORATION
REPORTABLE SEGMENTS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Segment Revenue	(In thousands)
Consumer Services	$135,763	$167,455	$445,479	$533,889
B2B Services	158,224	118,171	435,638	336,735
Money Movement Services	37,671	45,596	189,130	201,982
Corporate and Other	5,542	(2,298)	16,732	(5,939)
Total segment revenues	337,200	328,924	1,086,979	1,066,667
BaaS commissions and processing expenses (8)	7,314	10,575	22,255	35,691
Other income (9)	(766)	—	(2,100)	—
Total operating revenues	$343,748	$339,499	$1,107,134	$1,102,358

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Segment Profit	(In thousands)
Consumer Services	$53,941	$60,084	$168,605	$169,401
B2B Services	22,396	18,501	67,435	54,208
Money Movement Services	14,669	18,718	106,280	105,724
Corporate and Other	(45,513)	(51,057)	(138,953)	(146,803)
Total segment profit *	45,493	46,246	203,367	182,530
Reconciliation to income before income taxes
Depreciation and amortization of property, equipment and internal-use software	14,482	15,265	42,881	42,446
Stock based compensation and related employer taxes	10,871	11,579	31,810	37,205
Amortization of acquired intangible assets	5,664	6,944	17,845	20,831
Impairment charges	—	—	4,134	—
Legal settlement expenses	2,864	2,300	16,359	2,310
Other expense	847	1,328	4,042	5,120
Operating income	10,765	8,830	86,296	74,618
Interest expense, net	27	38	143	113
Other (expense) income, net	(4,249)	849	(9,057)	1,396
Income before income taxes	$6,489	$9,641	$77,096	$75,901
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the business primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, third-party call center support and transaction losses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income, certain other investment income earned by Green Dot's bank, interest profit sharing arrangements with certain BaaS partners (a reduction of revenue), eliminations of intersegment revenues and expenses, and unallocated corporate expenses, which include Green Dot's fixed expenses, such as salaries, wages and related benefits for its employees, professional service fees, software licenses, telephone and communication costs, rent, utilities, and insurance that are not considered when Green Dot's CODM evaluates segment performance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by Green Dot's CODM when evaluating overall consolidated financial results are excluded from unallocated corporate expenses. Green Dot does not evaluate performance or allocate resources based on segment asset data, and therefore such information is not presented.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands)
Total operating revenues	$343,748	$339,499	$1,107,134	$1,102,358
BaaS commissions and processing expenses (8)	(7,314)	(10,575)	(22,255)	(35,691)
Other income (9)	766	—	2,100	—
Non-GAAP total operating revenues	$337,200	$328,924	$1,086,979	$1,066,667

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands, except per share data)
Net income	$4,696	$7,335	$58,328	$58,003
Stock-based compensation and related employer payroll taxes (3)	10,871	11,579	31,810	37,205
Amortization of acquired intangible assets (4)	5,664	6,944	17,845	20,831
Change in fair value of contingent consideration (4)	—	—	300	—
Transaction and related acquisition costs (4)	(11)	608	733	1,732
Amortization of deferred financing costs (5)	36	42	108	126
Impairment charges (5)	—	—	4,134	—
Legal settlement expenses (5)	2,864	2,300	16,359	2,310
Losses (earnings) in equity method investments (5)	5,231	(736)	11,878	(1,314)
Change in fair value of loans held for sale (2)(5)	(174)	—	(886)	—
Extraordinary severance expenses (6)	11	665	551	3,913
Other expense (income), net (5)	39	(58)	523	(607)
Income tax effect (7)	(5,930)	(4,724)	(19,371)	(14,381)
Non-GAAP net income	$23,297	$23,955	$122,312	$107,818
Diluted earnings per common share
GAAP	$0.09	$0.13	$1.07	$1.04
Non-GAAP	$0.44	$0.43	$2.24	$1.94

Diluted weighted-average common shares issued and outstanding
GAAP	53,382	55,415	54,428	55,180
Non-GAAP	53,491	55,849	54,617	55,694

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands)
Diluted weighted-average shares issued and outstanding	53,382	55,415	54,428	55,180
Weighted-average unvested Walmart restricted shares (10)	109	434	189	514
Non-GAAP diluted weighted-average shares issued and outstanding	53,491	55,849	54,617	55,694

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands)
Class A common stock outstanding as of September 30:	52,502	54,671	52,502	54,671
Weighting adjustment	660	(16)	1,527	(196)
Dilutive potential shares:
Stock options	16	506	108	483
Service based restricted stock units	127	417	178	440
Performance-based restricted stock units	143	252	245	277
Employee stock purchase plan	43	19	57	19
Non-GAAP diluted weighted-average shares issued and outstanding	53,491	55,849	54,617	55,694

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands)
Net income	$4,696	$7,335	$58,328	$58,003
Interest expense, net (2)	27	38	143	113
Income tax expense	1,793	2,306	18,768	17,898
Depreciation and amortization of property, equipment and internal-use software (2)	14,482	15,265	42,881	42,446
Stock-based compensation and related employer payroll taxes (2)(3)	10,871	11,579	31,810	37,205
Amortization of acquired intangible assets (2)(4)	5,664	6,944	17,845	20,831
Change in fair value of contingent consideration (2)(4)	—	—	300	—
Transaction and related acquisition costs (2)(4)	(11)	608	733	1,732
Impairment charges (2)(5)	—	—	4,134	—
Legal settlement expenses (2)(5)	2,864	2,300	16,359	2,310
Losses (earnings) in equity method investments (2)(5)	5,231	(736)	11,878	(1,314)
Change in fair value of loans held for sale (2)(5)	(174)	—	(886)	—
Extraordinary severance expenses (2)(6)	11	665	551	3,913
Other expense (income), net (2)(5)	39	(58)	523	(607)
Adjusted EBITDA	$45,493	$46,246	$203,367	$182,530

Non-GAAP total operating revenues	$337,200	$328,924	$1,086,979	$1,066,667
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	13.5%	14.1%	18.7%	17.1%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2022
	Range
	Low	High
	(In millions)
Total operating revenues	$1,420	$1,459
Adjustments (8)(9)	(26)	(29)
Non-GAAP total operating revenues	$1,394	$1,430

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2022
	Range
	Low	High
	(In millions)
Net income	$44.7	$49.2
Adjustments (11)	187.3	188.8
Adjusted EBITDA	$232.0	$238.0

Non-GAAP total operating revenues	$1,430	$1,394
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	16.2%	17.1%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income and GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	FY 2022
	Range
	Low	High
	(In millions, except per share data)
Net income	$44.7	$49.2
Adjustments (11)	86.5	86.5
Non-GAAP net income	$131.2	$135.7
Diluted earnings per share
GAAP	$0.83	$0.91
Non-GAAP	$2.42	$2.51

Diluted weighted-average shares issued and outstanding
GAAP	53.9	53.9
Weighted-average unvested Walmart restricted shares (10)	0.2	0.2
Non-GAAP	54.1	54.1

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $10.9 million and $11.6 million for the three months ended September 30, 2022 and 2021, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of the public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations;
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, extraordinary severance expenses, certain legal settlement charges, earnings or losses from equity method investments, changes in the fair value of loans held for sale, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for an analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these adjustments to the non-GAAP financial measure is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units), performance-based stock options and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, legal settlement expenses, changes in the fair value of loans held for sale, and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, and fair value changes on loans held for sale, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the nine months ended September 30, 2022, Green Dot recorded charges of $0.6 million related to extraordinary severance expenses, which were paid out in connection with reductions in force and other involuntary terminations of employment. Although severance expenses may arise throughout the fiscal year, the nature of these costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units and stock options expense as of September 30, 2022.
(8)Represents commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition. This adjustment is netted against Green Dot's B2B Services revenues when evaluating segment performance.
(9)Represents other non-interest investment income earned by Green Dot Bank. This amount is included along with operating interest income in Green Dot's Corporate and Other segment since the yield earned on these investments are generated on a recurring basis and earned similarly to its investment securities available for sale.
(10)Represents the weighted average of the unvested balance of restricted shares issued to Walmart in January 2020. Walmart is entitled to voting rights and participate in any dividends paid on the unvested balance and therefore, the shares are included in the computation of non-GAAP diluted earnings per share.

(11)These amounts represent estimated adjustments for items such as non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, changes in the fair value of contingent consideration, transaction costs from acquisitions, amortization attributable to deferred financing costs, impairment charges, extraordinary severance expenses, earnings and losses from equity method investments, changes in the fair value of loans held for sale, legal settlement gains and expenses and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).